LEASE TERMINATION AGREEMENT

      THIS LEASE TERMINATION AGREEMENT ("Agreement"), is made effective as of the 31st day of July, 2006 ("Effective Date"), between CLP Industrial Properties, LLC, a Delaware limited liability company ("Landlord"), and GALAXY NUTRITIONAL FOODS, INC. (f/k/a Galaxy Food Company), a Delaware corporation ("Tenant").

                              W I T N E S S E T H :

A. On or about July 28, 1999, Cabot Industrial Properties, L.P. ("Original Landlord") and Tenant made and entered into that certain industrial real estate lease ("Original Lease") for the premises more particularly described therein in a portion of the building known as OCP VII, located at 2901 Titan Row, Orlando, Florida 32809 ("Building").

B. On or about September 10, 1999, Original Landlord and Tenant made and entered into that certain First Amendment to Lease ("First Amendment"), wherein Tenant leased certain additional space from Landlord in Building, and otherwise modified certain terms of the Original Lease.

C. On or about April 24, 2000, Original Landlord and Tenant made and entered into that certain Second Amendment to Lease ("Second Amendment"), wherein Tenant also leased certain additional space from Landlord in Building, and otherwise modified certain of the terms of the Original Lease and/or the First Amendment.

D. On or about June 10, 2004, Original Landlord and Tenant made and entered into that certain Third Amendment to Lease Agreement ("Third Amendment"), wherein Original Landlord and Tenant agreed to reduce the amount of space rented by Tenant and otherwise modified certain terms of the Original Lease, the First Amendment, and/or the Second Amendment.

E. The Original Lease, the First Amendment, the Second Amendment and the Third Amendment collectively are referred to herein as the "Lease."

F. Landlord is the successor in interest to Original Landlord as owner of the New Premises (which, together with any and all other space ever rented to Tenant in the Building, shall be referred to collectively herein as the "Premises").

G. Landlord and Tenant desire to terminate the Lease prior to the stated expiration of the term thereof, subject to the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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

1. Recitals. The foregoing recitals are true and correct and incorporated herein by this reference.

2.    Definitions.   Unless  otherwise   specifically  set  forth  herein,   all
      capitalized terms herein shall have the same meaning as set forth in the Lease.

3. Termination. Effective as of the Effective Date, Tenant hereby surrenders and turns over the right of possession to the Premises to Landlord and irrevocably sells, transfers, assigns and conveys to Landlord, and Landlord hereby accepts, receives and takes all of Tenant's right, title and interest in and to the Premises. Tenant shall vacate the Premises on or before 5:00 p.m. on the Effective Date, leaving same in the condition required under the Lease, as modified by this Agreement. From and after the Effective Date, Landlord may re-enter and possess the Premises as its own, and may lease the Premises. Landlord and Tenant hereby agree that, subject to Tenant having made all of the Termination Payments (as defined herein) as and when required, (i) the Lease and all of Tenant's rights and obligations thereunder shall terminate at 5:00 p.m. EST on the ninety-first (91st) day after the Final Payment Date (the "Termination Date"); and (ii) this Agreement shall be self-executing and the transaction contemplated herein shall be effected without the need for further documentation.

4. Termination Payments. Tenant shall continue to be responsible for payment of all rent as provided for under the Lease up to and including the Effective Date hereof. Additionally, Tenant shall pay the sum of $228,859.00 (the "Termination Fee") to Landlord, payable upon the following schedule (the "Termination Payments"):

      (a) Simultaneous with execution hereof, Tenant shall pay to Landlord the sum of $78,859.00 (less credit for current unearned pro-rated monthly rent already paid by Tenant); and

      (b) Effective as of the Effective Date, Tenant hereby irrevocably and unconditionally assigns, conveys, grants, and sets over to Landlord as part of the Termination Fee the security deposit held by Landlord in the amount of $50,000.00, and Tenant shall be hereby deemed to have waived any claim or right to said security deposit; and

      (c) On the thirtieth (30th) day after the Effective Date, Tenant shall pay to Landlord the sum of $75,000.00; and

      (d) On the forty-fifth (45th) day after the Effective Date (the "Final Payment Date"), Tenant shall pay to Landlord the sum of $25,000.00, which shall be the final Termination Payment hereunder.


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5.    Delivery of Termination  Payments.  Each of the Termination Payments shall be delivered to Landlord by the same method as rental payments are made under the Lease, or in the Tenant's sole discretion, by wire transfer in accordance with instructions provided by Landlord or its representative, prior to 5:00 p.m., Orlando, Florida time, on its respective due date. Time is of the essence with respect to making of the Termination Payments.

6. Acceleration of Payments. In the event of any sale of Tenant or of all or substantially all of Tenant's assets, each of the remaining Termination Payments shall be accelerated and shall be due within thirty (30) days of the Effective Date.

7. Condition and Use of Premises. Notwithstanding anything in the Lease to the contrary, Tenant shall leave the Premises in good, broom clean condition subject to normal wear and tear incurred during the term of the Lease. Tenant shall be solely responsible for the repair of any damage done to the Premises while moving out. Landlord and Tenant agree that, as of the Effective Date, Tenant shall have no further right to possession of the Premises, and Landlord may itself enter, use, modify and lease the Premises as it may see fit.

8. Default. In the event of a default by Tenant under this Agreement which default under this Agreement is not cured within five (5) days of receipt of notice of default, Tenant's right of possession will not be reinstated but the Lease shall not otherwise terminate as aforesaid, and Landlord shall be entitled to all remedies available under the terms of the Lease, as modified by this Agreement, or at law or in equity. In such event, any amounts paid by Tenant hereunder shall be applied to Tenant's rental payment obligations under the Lease.

9. Warranty and Indemnification. Tenant warrants and represents that it is currently the tenant under the Lease and that it has not made any assignment, sublease, transfer, conveyance, encumbrance or other disposition of the Lease. Tenant agrees to, and shall, indemnify and hold Landlord harmless from any claim arising from the foregoing warranty and representation being untrue. Landlord and Tenant agree that no consent of any third party (that has not been obtained) is required for or as a condition precedent to the effectiveness of this Agreement.

10. Release. Effective upon the Termination Date, subject to the making of all Termination Payments hereunder, each of Landlord and Tenant hereby releases and forever discharges the other, and its respective shareholders, partners, officers, directors, agents, trustees, beneficiaries, and employees, of and from any and all claims, acts, damages, demands, rights of action and causes of action which such party ever had, now has or in the future may have, against the other, arising from or in any way connected with the Lease, the Building or the Premises, except for those obligations contained herein. This release is intended as a full settlement and compromise of each, every and all claims of every kind and nature, whether now known or hereafter discovered, except that this paragraph shall not operate to release Tenant from any claims brought by Landlord within one year of the Termination Date which arise out of latent damage or hidden contamination of the Building.


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11.   Authority. If Tenant signs as a corporation,  partnership,  trust or other legal entity each of the persons executing this Agreement on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Agreement, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Agreement a resolution evidencing the due
      authorization  of  Tenant  to  enter  into  this  Agreement.   Each  party
      represents to the other that it has full power and authority to execute this Agreement.

12. Incorporation. Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect until the Termination Date. Landlord and Tenant shall comply with all terms of the Lease, as modified by this Agreement.

13. Attorneys' Fees and Costs. In any action by either party to enforce the terms of this Agreement, the prevailing party shall collect from the non-prevailing party all of its reasonable attorneys' and paralegals' fees and costs, and court fees and costs, whether incurred before, during or after trial or on appeal. The parties expressly agree that time shall be of the essence in the performance of all obligations under this Agreement.

14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each party and its respective successors and assigns and shall be governed by the laws of the State of Florida and may not be amended or modified other than in writing signed by the party to be charged.

15. Validity. Should any provision of this Agreement be declared invalid or unenforceable, whether in whole or in part, by any court of competent jurisdiction, the remaining provisions and/or portions of the effected which remain valid or enforceable shall not be effected thereby, provided that if Section 3 of this Agreement shall be declared invalid or unenforceable, in whole or in part, for any reason, any amounts paid by Tenant hereunder shall be applied to Tenant's rental payment obligations under the Lease.

16. Commissions. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Agreement other than RREEF Management Company, to which Landlord shall solely be responsible for the payment of any fee, commission, or other amount payable thereto, and Cushman & Wakefield of Florida, Inc., to which Tenant shall solely be responsible for the payment of any fee, commission, or other amount payable thereto.


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17.   Counterparts.  This  Amendment  may be executed in separate  counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument (facsimile transmission of such signature pages shall be acceptable, provided that the parties agree to thereafter cause at least one fully executed original Agreement to be delivered to each other.)

18. Whole Agreement. The mutual obligations of the parties as provided herein are the sole consideration for this Agreement, and no representations, promises of inducements have been made by the parties other than as appear in this Agreement.

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19.   Limitation of Landlord's Liability. Redress for any claim against Landlord under the Lease or this Agreement shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under the Lease and this Agreement are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

      IN WITNESS WHEREOF, Landlord and Tenant have executed the Agreement as of the day and year first written above.

LANDLORD:                               TENANT:

CLP INDUSTRIAL PROPERTIES, LLC,         GALAXY NUTRITIONAL FOODS, INC., a
a Delaware limited liability company    Delaware corporation

By:    RREEF MANAGEMENT COMPANY,
       a Delaware corporation,
       Authorized Agent

By:    /s/ John Frederick               By:    /s/ Salvatore J. Furnari
   ---------------------------------       -------------------------------------
Name:  John Frederick                   Name:  Salvatore J. Furnari
     -------------------------------         -----------------------------------
Title: Vice President                   Title: Chief Financial Officer
      ------------------------------          ----------------------------------

Dated: August 1, 2006                   Dated: July 31, 2006
      ------------------------------          ----------------------------------


Witness:  /s/ Lee Morris                Witness:   /s/ Christine Perno
        ----------------------------            --------------------------------

Witness:  /s/ Christine Thollander      Witness:   /s/ Diana Pratt
        ----------------------------            --------------------------------


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